Exhibit 10.1

      Amendment No. 3 (the "Amendment"), dated as of the 9th day of February, 2005, to an Executive Employment Agreement, dated as of November 21, 2002 and amended on January 1, 2003 and further amended on December 29, 2004 (the "Agreement"), between Phone1Globalwide, Inc., a Delaware corporation, having an address at 100 North Biscayne Blvd., Suite 2500, Miami, Florida 33132 (the "Employer") and Syed Naqvi, residing at 1911 Lyons Road, Coconut Creek, FL 33063 (the "Executive").

                                R E C I T A L S:

      A. The parties desire to amend certain provisions of the Agreement, upon the terms and conditions herein below set forth.

      B. Capitalized terms when used herein shall have the meaning ascribed to them in the Agreement unless the text hereof specifically provides to the contrary.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration which the parties acknowledge they have received, it is agreed as follows:

      1. Section 2.b. of the Agreement is amended and replaced to read as follows:

            "Employment Period. The Company shall employ the Executive and the Executive shall be employed by the Company, on the terms and conditions hereinafter set forth, for a period commencing as of April 1, 2002 (the "Effective Date") and ending on the fifth anniversary of the Effective Date. Subject to the provisions of Section 4 of this Agreement, the period of employment shall be automatically extended for successive one-year terms of employment, unless either the Company or the Executive notifies the other in writing at least thirty (30) days prior to the end of the then current term that it or he does not intend to renew such employment, in which case such employment will expire at the end of the then current term. All references herein to the "Employment Period" shall refer to both the initial term and any such successive renewal term."

      2. Sections 3.a., 3.b. and 3.c. of the Agreement are hereby deleted in their entirety and replaced with the following:

            "a. Base Salary. Commencing January 19, 2005 and continuing through the balance of the Employment Term, the Company shall pay to the Executive base compensation at the rate of Two Hundred Fifty Five Thousand Dollars ($255,000.00) per year (the "Salary"). The Salary, and all other compensation payable hereunder, shall be paid in accordance with the Company's normal payroll policies, and shall be subject to all applicable withholding taxes and any other amounts required by law to be withheld. Notwithstanding the foregoing, the Executive's Salary shall not be less than the base salary paid from time-to-time to the Company's Chief Operating Officer. The Executive shall also be entitled to receive such other salary increases as may be determined by the Board of Directors of the Company and/or its Compensation Committee."

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            "b. Bonus. The Executive may receive a bonus, if so determined by the Board in its sole discretion. The payment of a bonus in any instance shall not constitute an entitlement to bonus on any other occasion. Notwithstanding the foregoing, the Executive shall be entitled to receive a bonus in an amount and terms at least equal to the amount and terms received by other senior officers of the Company."

            "c. Equity Participation Programs. The Executive shall be eligible to participate in such option and/or equity participation programs as may be implemented for employees of the Company. Such eligibility shall not constitute an entitlement to a particular award under any program, nor shall an award on one occasion constitute an entitlement to an award on any other occasion. Notwithstanding the foregoing, the Executive shall be entitled to receive options or stock in an amount at least equal to the number of options or stock hereafter granted to the Company's Chief Executive Officer or Chief Operating Officer, whichever is greater, at an exercise price not greater than the exercise price of the corresponding options."

      3. Only Changes. Except as specifically amended herein, the Agreement shall remain in full force and effect.

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      IN WITNESS WHEREOF, the parties have executed this Amendment to the
Agreement as of the date first above written.


                                        PHONE1GLOBALWIDE, INC.

                                        By: ____________________________
                                        Name: __________________________
                                        Title: _________________________



                                        By: /s/ SYED NAQVI
                                            ------------------------------------
                                            SYED NAQVI